Exhibit 99.1

EV Energy Partners Announces Third Quarter 2014 Results and Updated Midstream Guidance

HOUSTON, TX, November 10, 2014 /PRNewswire/ -- EV Energy Partners, L.P. (NASDAQ: EVEP) announced results for the third quarter 2014 and filed its Form 10-Q with the Securities and Exchange Commission. EVEP also provided an update on midstream guidance for the remainder of 2014.

Third Quarter 2014 Results

Adjusted EBITDAX for the third quarter of 2014 was $61.9 million, a 15 percent increase over the third quarter of 2013, and a 14 percent increase over the second quarter of 2014. Distributable Cash Flow for the third quarter of 2014 was $32.2 million, a 24 percent increase over the third quarter of 2013 and a 22 percent increase over the second quarter of 2014. The quarter over quarter increase in adjusted EBITDAX and distributable cash flow is primarily attributable to an increase in midstream EBITDAX and increased crude oil and natural gas liquids production volumes. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.”

Production for the third quarter of 2014 was 11.0 Bcf of natural gas, 270 MBbls of oil and 593 MBbls of natural gas liquids, or 175.8 MMcfe/day. This represents a 5 percent increase over third quarter 2013 production of 168.0 MMcfe/day and flat to second quarter 2014 production of 174.9 MMcfe/day.

EVEP reported a net income of $42.6 million, or $0.85 per basic and diluted weighted average limited partner unit outstanding, for the third quarter of 2014. Included in net income were the following items:

•	$34.2 million of non-cash gains on commodity and interest rate derivatives,
•	$4.3 million of non-cash costs contained in general and administrative expenses,
•	$4.0 million of dry hole and exploration costs, and
•	$0.9 million of non-cash leasehold impairment charges.

For the second quarter of 2014, EVEP reported a net loss of $9.0 million, or $(0.19) per basic and diluted weighted average limited partner unit outstanding. For the third quarter of 2013, EVEP reported a net loss of $12.3 million, or $(0.29) per basic and diluted weighted average limited partner unit outstanding.

Mark Houser, President and CEO said, “We made significant progress on several fronts during the quarter. Our base operations performed very steadily while we continued to delineate some of our acreage positions and continued to see increasing cash flow from our Utica East Ohio investment. We are pleased to have completed the sales of our interest in Cardinal Gas Services and certain Eagle Ford Shale rights in October for a combined $192 million.”

Updated Midstream Guidance

Due to the sale of our interest in the Cardinal Gas Services, LLC, in October 2014, we are adjusting fourth quarter guidance ranges for Utica Shale midstream and overriding royalty interest as follows:

($ in Millions)

EBITDAX	$7 – $9
Capital Expenditures	$11 – $13

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available in the third quarter 2014 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on October 28, 2014, EV Energy Partners, L.P. will host an investor conference call on November 10, 2014, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-888-797-2983 (quote conference ID 6221218) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://ir.evenergypartners.com/events.cfm.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about our Utica Shale midstream and overriding royalty investments, future plans, our reserve quantities and the present value of our reserves, estimates of maintenance capital and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties (including the Utica Shale and Eagle Ford assets), changes in the metrics and procedures used to value midstream assets, exploration and development activities in the Utica Shale and elsewhere, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Production data:
Oil (MBbls)	270	279	790	787
Natural gas liquids (MBbls)	593	538	1,714	1,567
Natural gas (MMcf)	11,000	10,555	32,798	31,879
Net production (MMcfe)	16,172	15,453	47,817	46,000
Average sales price per unit: (1)
Oil (Bbl)	$93.73	$102.15	$95.54	$96.26
Natural gas liquids (Bbl)	29.30	30.72	31.00	29.98
Natural gas (Mcf)	3.71	3.35	4.18	3.47
Mcfe	5.16	5.20	5.56	5.07
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.64	$1.69	$1.63	$1.71
Production taxes	0.19	0.19	0.20	0.19
Total	1.83	1.88	1.83	1.90
Asset retirement obligations accretion expense	0.08	0.08	0.08	0.08
Depreciation, depletion and amortization	1.59	1.81	1.61	1.88
General and administrative expenses	0.60	0.58	0.73	0.67

(1) Prior to $4.3 million and $6.2 million of net hedge gains (losses) and settlements on commodity derivatives for the three months ended September 30, 2014 and September 30, 2013, respectively, and ($5.5) million and $24.4 million for the nine months ended September 30, 2014 and September 30, 2013, respectively.

Condensed Consolidated Balance Sheets

(In $ thousands, except number of units)

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$11,204	$11,698
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	43,240	37,661
Related party	5,144	2,873
Other	339	1,111
Derivative asset	32,422	13,543
Other current assets	1,712	6,916
Assets held for sale	71,934	8,012
Total current assets	165,995	81,814

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; September 30,
2014, $646,507; December 31, 2013, $569,770	1,829,072	1,829,062
Other property, net of accumulated depreciation
and amortization; September 30, 2014, $878;
December 31, 2013, $754	1,152	1,259
Long–term derivative asset	11,876	29,088
Investments in unconsolidated affiliates	304,087	254,978
Other assets	6,152	8,782
Total assets	$2,318,334	$2,204,983

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$60,220	$46,876
Derivative liability	110	3,348
Liabilities related to assets held for sale	856	2,155
Total current liabilities	61,186	52,379

Asset retirement obligations	105,151	99,133
Long–term debt	1,152,366	980,297
Other long–term liabilities	1,032	1,241

Commitments and contingencies

Owners’ equity:
Common unitholders - 48,572,019 units and
48,349,080 units issued and outstanding as of
September 30, 2014 and December 31, 2013,
respectively	1,011,671	1,083,718
General partner interest	(13,072)	(11,785)
Total owners' equity	998,599	1,071,933
Total liabilities and owners' equity	$2,318,334	$2,204,983

Condensed Consolidated Statements of Operations

(In $ thousands, except per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Oil, natural gas and natural gas liquids revenues	$83,440	$80,324	$265,639	$233,325
Transportation and marketing–related revenues	1,091	1,090	3,591	3,393
Total revenues	84,531	81,414	269,230	236,718

Operating costs and expenses:
Lease operating expenses	26,579	26,185	78,002	78,496
Cost of purchased natural gas	813	792	2,725	2,486
Dry hole and exploration costs	3,972	1,150	5,943	2,469
Production taxes	3,034	2,911	9,514	8,751
Asset retirement obligations accretion expense	1,244	1,185	3,634	3,744
Depreciation, depletion and amortization	25,723	27,936	76,961	86,439
General and administrative expenses	9,688	8,928	34,735	30,671
Impairment of oil and natural gas properties	946	143	2,267	8,141
Gain on sales of oil and natural gas properties	-	-	(1,484)	-
Total operating costs and expenses	71,999	69,230	212,297	221,197

Operating income	12,532	12,184	56,933	15,521

Other income (expense), net:
Gain (loss) on derivatives, net	37,548	(11,647)	(3,264)	(4,414)
Interest expense	(13,676)	(12,858)	(38,193)	(37,291)
Other (expense) income, net	(2)	(10)	139	232
Total other income (expense), net	23,870	(24,515)	(41,318)	(41,473)

Income (loss) before income taxes and equity in income (loss) of unconsolidated affiliates	36,402	(12,331)	15,615	(25,952)
Income taxes	(157)	67	176	(326)
Income (loss) before equity in income (loss) of unconsolidated affiliates	36,245	(12,264)	15,791	(26,278)
Equity in income (loss) of unconsolidated affiliates	6,375	(50)	11,553	237
Net income (loss)	$42,620	($12,314)	$27,344	($26,041)

Net income (loss) per limited partner unit:
Basic	$0.85	($0.29)	$0.52	($0.63)
Diluted	$0.85	($0.29)	$0.52	($0.63)
Weighted average limited partner units outstanding:
Basic	48,572	42,599	48,561	42,578
Diluted	48,572	42,599	48,561	42,578

Distributions declared per unit	$0.774	$0.770	$2.319	$2.307

Condensed Consolidated Statements of Cash Flows

(In $ thousands)

(Unaudited)	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$27,344	($26,041)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Asset retirement obligations accretion expense	3,634	3,744
Depreciation, depletion and amortization	76,961	86,439
Equity–based compensation cost	15,345	13,080
Impairment of oil and natural gas properties	2,267	8,141
Gain on sales of oil and natural gas properties	(1,484)	-
Loss on derivatives, net	3,264	4,414
Cash settlements of matured derivative contracts	(8,170)	21,748
Equity in income of unconsolidated affiliates	(11,553)	(237)
Distributions from unconsolidated affiliates	210	171
Other	5,634	2,313
Changes in operating assets and liabilities:
Accounts receivable	(7,077)	(6,430)
Other current assets	(833)	(5,435)
Accounts payable and accrued liabilities	12,360	17,889
Other, net	(733)	(561)
Net cash flows provided by operating activities	117,169	119,235

Cash flows from investing activities:
Final settlement of purchase price of oil and natural gas properties	-	7,998
Additions to oil and natural gas properties	(73,356)	(75,799)
Prepaid drilling costs	(2,501)	-
Proceeds from sale of oil and natural gas properties	7,365	-
Investments in unconsolidated affiliates	(105,200)	(172,003)
Distributions from unconsolidated affiliates	52	33
Net cash flows used in investing activities	(173,640)	(239,771)

Cash flows from financing activities:
Long-term debt borrowings	172,000	225,000
Contributions from general partner	154	334
Distributions paid	(116,172)	(101,646)
Other	(5)	-
Net cash flows provided by financing activities	55,977	123,688

(Decrease) increase in cash and cash equivalents	(494)	3,152
Cash and cash equivalents – beginning of period	11,698	7,486
Cash and cash equivalents – end of period	$11,204	$10,638

Non-GAAP Measures

We define Adjusted EBITDAX as net income (loss) plus equity in income of unconsolidated affiliates, EBITDAX of unconsolidated affiliates, income taxes, interest expense, net, cash settlements of matured interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, (gain) loss on derivatives, net, cash settlements of matured derivative contracts, non-cash equity compensation expense, impairment of oil and natural gas properties, non-cash inventory write down expense, dry hole and exploration costs, and gain on sales of oil and natural gas properties. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDAX and Distributable Cash Flow

(In $ thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income (loss)	$42,620	($12,314)	$27,344	($26,041)

Add:
Equity in (income) loss of unconsolidated affiliates	(6,375)	50	(11,553)	(237)
EBITDAX of unconsolidated affiliates	8,883	773	18,082	1,290
Income taxes	157	(67)	(176)	326
Interest expense, net	13,676	12,858	38,192	37,289
Cash settlements of matured interest rate swaps	878	870	2,635	2,602
Depreciation, depletion and amortization	25,723	27,936	76,961	86,439
Asset retirement obligations accretion expense	1,244	1,185	3,634	3,744
(Gain) loss on derivatives, net	(37,548)	11,647	3,264	4,414
Cash settlements of matured derivative contracts	3,386	5,361	(8,170)	21,748
Non-cash equity compensation expense	4,287	4,297	15,345	13,080
Impairment of oil and natural gas properties	946	143	2,267	8,141
Non-cash inventory write down expense	-	-	53	-
Dry hole and exploration costs	3,972	1,150	5,943	2,469
Gain on sales of oil and natural gas properties	-	-	(1,484)	-
Adjusted EBITDAX	$61,848	$53,889	$172,338	$155,264

Less:
Cash income taxes	283	24	282	48
Cash interest expense, net	13,069	12,254	36,374	35,481
Realized losses on interest rate swaps	878	870	2,635	2,602
Estimated maintenance capital expenditures (1)	15,440	14,875	45,888	43,197
Distributable Cash Flow	$32,178	$25,866	$87,159	$73,936

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

EV Energy Partners, L.P., Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com